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                                                                       EXHIBIT 6

                                PROMISSORY NOTE
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$136,444.90                      Dallas, Texas                   January 7, 2000

     FOR VALUE RECEIVED, the undersigned, Telenetics Corporation, a California corporation ("Maker"), hereby unconditionally promises to pay to the order of Saunders & Parker, Inc., a Texas corporation ("Lender"), or other holder of this Note (Lender or such holder being called "Payee"), at 5735 Prestwick Lane, Dallas, Texas 75252, or at such other address given by Payee to Maker, the principal sum of One Hundred Thirty Six Thousand Four Hundred Forty-Four and 90/100 Dollars ($136,444.90), together with interest thereon at the rate of 10% per annum. All payments of interest shall be computed on the per annum basis of a 360-day year composed of twelve 30-day months.

     1.   Post-Maturity Interest. The entire unpaid principal balance of this
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Note from day to day outstanding shall, from and after maturity, bear interest at the highest lawful rate.

     2.   Payment Terms.  The principal of and interest on this Note shall be
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paid as follows:

          (a) Principal of and interest on this Note shall be due and payable in full on February 15, 2000.

          (b) Maker shall have the right to prepay all or any part of this Note, without premium or penalty, prior to the date of maturity.

     3.   Application of Payments.  All payments and prepayments on this Note
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shall be applied first to accrued but unpaid interest and then to unpaid principal in inverse order of maturity.

     4.   Security.  Payment of this Note is secured as set forth in that
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certain Stock Pledge Agreement (herein so called) and that certain Guaranty
(herein so called), each dated the date of this Note and executed by Michael A. Armani ("Armani").

     5.   Costs of Collection.  If this Note is placed in the hands of an
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attorney for collection, Maker agrees to pay the reasonable attorneys' fees and costs of collection of the holder hereof.

     6.   Events of Default and Remedies.  The entire unpaid principal balance
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of, and all accrued and unpaid interest on, this Note shall immediately become due and payable at the option of Payee upon the occurrence of one or more of the following events of default (individually and collectively, hereinafter called a "Default"):

          (a) The failure or refusal of Maker to pay all or any part of the principal of or accrued interest on this Note as and when the same becomes due and payable in accordance with the terms hereof, and the continuation of such failure or refusal for a period of ten days after notice thereof to Maker from Payee; or

          (b) Maker shall (i) voluntarily seek, consent to, or acquiesce in the benefit or benefits of the Bankruptcy Code of the United States of America or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief law from time

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     to time in effect affecting the rights of creditors generally ("Debtor
     Relief Laws") or dissolve or liquidate, or (ii) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof; provided, however, if such proceeding described in this clause (ii) is withdrawn or dismissed within 60 days from the date of the institution of such proceeding, then such event shall no longer be deemed a Default hereunder; or

          (c) The failure of Armani to deliver the Collateral (as defined in the Stock Pledge Agreement) pursuant to and as required by the Stock Pledge Agreement by the close of business on January 17, 2000, or the failure of any of the representations or warranties made by Armani in the Stock Pledge Agreement to be true and correct when made; or

          (d) The failure or refusal by Maker to perform any of its obligations under this Note (other than those described in (a) immediately above) if such failure or refusal continues for a period of 30 days after notice thereof to Maker from Payee; or

          (e) The occurrence of a default under the Stock Pledge Agreement or the Guaranty or any other document, instrument, or agreement executed to provide a guaranty of or security for this Note (each, a "Note Document").

     In the event a Default shall have occurred and be continuing, Payee may proceed to protect and enforce its rights hereunder and under the Note Documents either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained herein or in any of the Note Documents or in aid of the exercise of any power or right granted by this Note or any of the Note Documents or to enforce any other legal or equitable right of Payee.

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     7.   Usury Savings Clause.  Regardless of any provision contained in this
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Note or any of the other Note Documents,  (a) Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note any amount in excess of the maximum rate of non-usurious interest permitted by applicable law; (b) in no event shall Maker be obligated to pay interest exceeding such maximum legal rate; and (c) all agreements, conditions, or stipulations, if any, that may in any event or contingency whatsoever operate to bind, obligate, or compel Maker to pay a rate of interest exceeding the maximum legal rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such maximum legal rate. If any interest is charged in excess of the maximum legal rate (hereinafter referred to as "Excess"), Maker acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be first applied to reduce the principal then unpaid hereunder; second, applied to any other obligation of Maker to Payee, and third, returned to Maker, it being the intention of the parties hereto not to enter at any time into an usurious or other illegal relationship. Maker recognizes that such an unintentional result could inadvertently occur. By the execution of this Note, Maker covenants that (a) the credit or return of any Excess shall constitute the acceptance by Maker of such Excess and (b) Maker shall not seek or pursue any other remedy, legal or equitable, against Payee or any holder hereof based, in whole or in part, upon the charging or receiving of any interest in excess of the maximum legal rate. For the purpose of determining whether or not any Excess has been contracted for, charged, or received by Payee, Payee and Maker shall, to the maximum, extent permitted by applicable law, (a) characterize any non-principal payment (other than payments that are expressly designated as interest payments under this Note) as an expense, fee, or premium and not as interest; (b) exclude the effects of voluntary prepayments; and (c) spread, amortize, prorate, and allocate all interest at any time contracted for, charged, or received by Payee in equal parts during the entire term of this Note.

     8.   Waivers.  Maker and each surety, endorser, guarantor, and other party
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liable for the payment of any sums of money payable on this Note severally waive presentment and demand for payment, protest, and notice of protest and nonpayment and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof or by any release or change in any security for the payment of this Note, regardless of the number of such renewals, extensions, releases, or changes.

     9.   Business Days.  In any case where a payment of principal or interest
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hereon is due on a day which is not a Business Day, Maker shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made. As used herein, "Business Day" means every day other than a Saturday, Sunday, or other day on which national banks in the State of Texas are not required to be open for business.

                              Maker:


                              TELENETICS CORPORATION

                              By:
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                              Its:
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